Exhibit 10.33

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

THE INVESTOR LISTED ON THE SIGNATURE PAGE HERETO

AND

ECHO THERAPEUTICS, INC.

DECEMBER 10, 2013

TABLE OF CONTENTS

Page
SECTION 1.                 INTERPRETATION OF THIS AGREEMENT
1.1.            Defined Terms

SECTION 2.                 AUTHORIZATION OF SHARES; PURCHASE AND SALE OF SHARES
2.1.            Authorization of Securities
2.2.            Issuance of Securities
2.3.            Closing and Closing Date
2.4.            Delivery

SECTION 3.                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.1.            Corporate Organization
3.2.            Capitalization
3.3.            Corporate Proceedings, etc.
3.4.            Absence of Conflicts
3.5.            Reports and Financial Statements
3.6.            Absence of Certain Developments
3.7.            Compliance with Law
3.8.            Litigation
3.9.            Absence of Undisclosed Liabilities
3.10.          Employees
3.11.          Tax Matters
3.12.          Intellectual Property
3.13.          Transactions with Related Parties
3.14.          Brokerage
3.15.          Illegal or Unauthorized Payments; Political Contributions
3.16.          NASDAQ Compliance
3.17.          Private Offering
3.18.          Independent Nature of Investor
3.19.          No Integrated Offering
3.20.          MTIA Agreements

SECTION 4.                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

SECTION 5.                 ADDITIONAL AGREEMENTS OF THE PARTIES
5.1.            Further Assurances
5.2.            Investor Designee
5.3.            Standstill
5.4.            Withdrawal of Registration Statement on Form S-1
5.5.            Subscription Right
5.6.            Stockholder Meeting; Preparation of Proxy Statement
5.7.            Use of Proceeds
5.8.            Registration Rights - Company Registration

SECTION 6.                 INVESTOR’S CLOSING CONDITIONS
6.1.            Compliance with Agreement
6.2.            Listing of Additional Securities
6.3.            Approval of Proceedings
6.4.            MTIA

SECTION 7.                 COMPANY CLOSING CONDITIONS
7.1.            Compliance with Agreement
7.2.            Approval of Proceedings

SECTION 8.                 COVENANTS
8.1.            Lost, etc. Certificates Evidencing Securities
8.2.            Securities Law Disclosure; Publicity

SECTION 9.                 Legend
9.1.            Legend
9.2.            Removal

SECTION 10.               MISCELLANEOUS
10.1.          Notices
10.2.          Termination and Survival
10.3.          Successors and Assigns
10.4.          Severability
10.5.          Governing Law
10.6.          Paragraph and Section Headings
10.7.          Limitation on Enforcement of Remedies
10.8.          Counterparts
10.9.          Entire Agreement; Amendment and Waiver
10.10.        Remedies

Exhibit A	Schedule of Investors
Exhibit B	Warrant Agreement
Exhibit C	Certificate of Designation, Preferences and Rights of Series E Convertible Preferred Stock

ECHO THERAPEUTICS, INC.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 10, 2013, is made by and between Echo Therapeutics, Inc., a Delaware corporation (the “Company”), and the investor listed on Exhibit A hereto (the “Investor”).

RECITALS:

WHEREAS, subject to the terms and conditions hereof, the Company desires to sell to the Investor and the Investor desires to purchase from the Company 69,569 shares (the “Shares”) of common stock, par value $0.01 per share of the Company (the “Common Stock”),  1,748,613 Shares of Series E Preferred Stock of the Company (the “Preferred Stock”) convertible into 1,748,613 shares of Common Stock (the “Underlying Shares”)] and five-year warrants (the “Warrants”) to purchase from the Company up to One Hundred Eighty One Thousand Eight Hundred Eighteen (181,818) shares of Common Stock at an exercise price equal to $2.75 per share, the fair market value of the Common Stock as of date hereof in accordance with applicable NASDAQ rules (the “Warrant Shares”);

WHEREAS, the Board of Directors of the Company (the “Board”) has approved, and deems it advisable and in the best interests of the stockholders of the Company to consummate, the transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth herein;

WHEREAS, the Company intends to seek the stockholder approval of the issuance of the Underlying Shares to the Investor by a majority of all the votes cast at the Stockholder Meeting, whether in person or by proxy, pursuant to NASDAQ Marketplace Rule 5635(b) (the “Stockholder Approval”); and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

SECTION 1.	INTERPRETATION OF THIS AGREEMENT

1.1. Defined Terms

As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

8-K Filing:  shall have the meaning set forth in Section 8.2.

Affiliate:  shall mean any Person or entity, directly or indirectly, controlling, controlled by or under common control with such Person or entity.

Agreement:  shall have the meaning set forth in the introduction hereto.

Board:  shall have the meaning set forth in the recitals hereto.

Business Day:  shall mean a day other than a Saturday, Sunday or other day on which banks in the State of Delaware are required or authorized to close.

Closing:  shall have the meaning set forth in Section 2.3.

Closing Date:  shall have the meaning set forth in Section 2.3.

Code:  shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

Common Stock:  shall have the meaning set forth in the recitals hereto.

Company:  shall have the meaning set forth in the introduction hereto.

Company SEC Reports:  shall have the meaning set forth in Section 3.5.

Contract:  shall mean any material agreement, contract, commitment, lease, mortgage, indenture, deed of trust, debt instrument, understanding, arrangement, restriction or other instrument to which the Company is currently a party and that is or was required to be filed as an exhibit to any Company SEC Report.

Exchange Act:  shall mean the Securities Exchange Act of 1934, as amended.

Excluded Registration means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Common Stock; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

Filed Company SEC Reports:  shall have the meaning set forth in Section 3.5.

GAAP:  shall have the meaning set forth in Section 3.5.

Governmental Authority:  shall mean the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

Intellectual Property:  shall mean all of the following owned by the Company or used in the current business of the Company:  (i) registered and unregistered trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patentable and unpatentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, compounds, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) database rights; (vi) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Company’s Web sites; (vii) rights under all agreements relating to the foregoing (other than “shrink-wrap” or “click-through” licenses applicable thereto); (viii) books and records pertaining to the foregoing; and (ix) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

Investor:  shall mean the party, or parties, set forth on Exhibit A – Schedule of Investor(s).

Investor Designee:  shall have the meaning set forth in Section 5.2.

License Agreement:  shall mean the License, Development and Commercialization Agreement by and between the Company and MTIA to be executed on or before this Agreement.

Material Adverse Effect:  shall mean, collectively, a material adverse effect on, or a material adverse change in, or group of such effects on or changes in the business, properties, assets, liabilities, operations or condition (financial or otherwise) of the Company taken as a whole.

MTIA:  shall mean Medical Technologies Innovation Asia, Ltd.

MTIA Securities Purchase Agreement:  shall mean the Securities Purchase Agreement by and between the Company and MTIA to be executed on or before this Agreement.

NASD:  shall mean National Association of Securities Dealers, Inc.

NASDAQ Stock Market:  shall have the meaning set forth in Section 3.16.

Nomination Policy:  shall have the meaning set forth in Section 5.2.

Organizational Documents:  shall mean the certificate of incorporation and by-laws of the Company, each as amended through the date hereof.

Owns, Own, Owned:  shall mean the aggregate beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of an Investor and any of its Affiliates.

Person:  shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

Proposed Securities:  shall have the meaning set forth in Section 5.5(a)(1).

Proxy Statement:  shall have the meaning set forth in Section 3.18.

Purchase Price:  shall mean $2.75 per share of Common Stock (inclusive of an allocation of $0.0125 per share for the Warrants) and $2.75 per share of Preferred Stock for an aggregate purchase price of $5,000,000.50 for all of the Securities (excluding the exercise price for the shares of Common Stock underlying the Warrant).

Registrable Securities: shall mean the Shares, the Underlying Shares and the Warrant Shares, collectively.

Sarbanes-Oxley Act:  shall mean the Sarbanes-Oxley Act of 2002.

SEC:  shall mean the U.S. Securities and Exchange Commission.

SEC Disclosure:  shall have the meaning set forth in Section 3.6.

Securities:  shall mean the shares of Common Stock, Series E Preferred Stock and the Warrants to be purchased by the Investor hereunder.

Securities Act:  shall mean the Securities Act of 1933, as amended.

Series E Preferred Stock:  shall have the meaning set forth in the recitals hereto.

Stockholder Approval:  shall have the meaning set forth in the recitals.

Stockholder Meeting:  shall mean the special meeting of stockholders called by the Company to obtain Stockholder Approval.

Tax or Taxes:  shall mean all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise production, value added, occupancy, transfer taxes, and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties or additions to tax attributable to such taxes.

Tax Return:  shall mean any report, return, statement or other written information (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied by the Company to a Governmental Authority in connection with any Taxes and any amendment thereto

Warrants:  shall have the meaning set forth in the recitals hereto.

Warrant Shares:  shall have the meaning set forth in the recitals hereto.

SECTION 2.	AUTHORIZATION OF SHARES; PURCHASE AND SALE OF SHARES

2.1. Authorization of Securities

On or prior to the Closing, the Company shall have authorized the sale and issuance of the Securities on the terms and conditions set forth in this Agreement.

2.2. Issuance of Securities

Subject to the terms and conditions set forth in this Agreement, and in reliance upon the Company’s and the Investor’s representations set forth below, at the Closing, the Company shall sell to the Investor and the Investor shall purchase from the Company, the number of Securities set forth opposite the Investor’s name on Exhibit A, at the aggregate Purchase Price for such Securities.

2.3. Closing and Closing Date

The closing of the transactions contemplated by Section 2.2 (the “Closing”) shall take place at 3:00 P.M., New York City time, on December 10, 2013 or on such later date as may be mutually agreed by the Company and the Investor (the “Closing Date”), but in no event later than December 11, 2013, at the offices of Reed Smith LLP, Princeton Forrestal Village, 136 Main Street, Suite 250, Princeton, New Jersey 08540, or such other location as the Investor and the Company shall mutually select.

2.4. Delivery

The sale and purchase of the Securities shall be evidenced by the Company executing and delivering to the Investor on the Closing Date, duly registered in the Investor’s name, one or more duly executed stock certificates evidencing the shares of Common Stock being purchased by it, one or more duly executed stock certificates evidencing the shares of Preferred Stock being purchased by it, and a duly executed copy of the Warrant, against payment of the aggregate purchase price therefore by wire transfer of immediately available funds to such account as the Company shall designate in writing.

SECTION 3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor as of the date hereof and as of the Closing Date (or, if made as of a specified date, as of such other date) as follows:

3.1. Corporate Organization

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Company has all requisite corporate power and authority to carry on its business as now conducted.  The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in each jurisdiction in which the conduct of the Company’s business or the nature of the property owned requires such qualification, except where the failure to so qualify would not be reasonably likely to have a Material Adverse Effect.

3.2. Capitalization

(a) As of the date hereof, the authorized capital stock of the Company consists of (i) 150,000,000 shares of Common Stock and (ii) 40,000,000 shares of Preferred Stock, of which, (X) 10,000 shares are designated as Series C Preferred Stock, (Y) 3,600,000 shares are designated as Series D Preferred Stock, and (Z) 1,748,613 shares are designated as Series E Preferred Stock.  As of September 30, 2013, the issued and outstanding shares of capital stock of the Company consists of 10,699,990 shares of Common Stock and 3,015,974.185 shares of Preferred Stock.

(b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.  As of the Closing Date, the shares of Common Stock sold hereunder will be duly authorized and, upon issuance, sale and delivery as contemplated by this Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable securities of the Company.

(c) On the Closing Date, except for equity incentive plans (including the agreements thereunder), shares of Common Stock underlying the Series C-E Preferred Stock, shares of Common Stock underlying the Warrants (and other warrants issued as of the same date as the Warrants) and as otherwise set forth in the Exchange Act reports filed by the Company, there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion, exchange or exercise of any outstanding security of the Company, nor will there be any rights, options, calls or warrants outstanding or other agreements to acquire shares of Common Stock nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares.

3.3. Corporate Proceedings, etc.

The Company has authorized the execution, delivery and performance of this Agreement and each of the transactions and agreements contemplated hereby.  No other corporate action is necessary to authorize such execution, delivery and performance of this Agreement, and upon such execution and delivery, this Agreement shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity.  The Company has authorized the issuance and delivery of the Securities in accordance with this Agreement and the Company has reserved for issuance 100% of the shares of Common Stock issuable upon the exercise of the Warrant and conversion of the Preferred Stock.

3.4. Absence of Conflicts.

The execution and delivery of this Agreement by the Company does not, and the fulfillment of the terms hereof and thereof by the Company, and the issuance, sale and delivery of the Securities will not, (i) violate or conflict with the Organizational Documents; (ii) result in a breach of any of the terms, conditions or provisions of, or constitute a default (with or without the giving of notice or the passage of time (or both)) under, or result in the modification of, or permit the acceleration of rights under or termination of, any Contract, license, permit or authorization of the Company; (iii) violate any law, ordinance, standard, judgment, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Company or over its properties or business; or (iv) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company, except with respect to clauses (ii), (iii) and (iv) above where such event would not be reasonably likely to have a Material Adverse Effect.

3.5. Reports and Financial Statements

The Company has furnished or made available to the Investor via the SEC’s EDGAR filing system true and complete copies of the Company’s (i) Annual Reports on Form 10-K for the fiscal year ended December 31, 2012 as filed with the SEC, (ii) proxy statements related to all meetings of its stockholders (whether annual or special) held since January 1, 2013, and (iii) all other reports filed with or registration statements declared effective by the SEC since January 1, 2013, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the SEC since that date (the documents referred to in clauses (i) through (iii), together with all accompanying exhibits and all information incorporated therein by reference, being referred to herein collectively as the “Company SEC Reports”).  As of their respective dates, the Company SEC Reports were duly filed or furnished with the SEC and complied in all material respects with the requirements of the Sarbanes-Oxley Act, the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC and the NASDAQ Stock Market thereunder applicable to such Company SEC Reports.  Except to the extent that information contained in any Company SEC Report filed or furnished with the SEC and made publicly available prior to the date of this Agreement (a “Filed Company SEC Report”) has been revised or superseded by a later Filed Company SEC Report, as of their respective dates, none of the Filed Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Each of the audited consolidated financial statements and unaudited interim financial statements (including, in each case, the schedules and notes thereto) included in the Filed Company SEC Reports comply in all material respects with applicable accounting requirements of the Securities Act or the Exchange Act and with the published rules and regulations of the SEC with respect thereto.  The financial statements (including the schedules and notes thereto) included in the Company’s SEC Reports (i) have been prepared in accordance with generally accepted accounting principles of the United States (“GAAP”) applied on a consistent basis throughout the periods indicated, except as disclosed therein, and (ii) present fairly, in all material respects, the financial position of the Company as at the dates thereof and the results of its operations and cash flow for the periods then ended.

3.6. Absence of Certain Developments

Except as disclosed in any Company SEC Report filed or furnished with the SEC and made publicly available prior to the date of this Agreement (collectively, the “SEC Disclosure”), since September 30, 2013, there has been no (i) change, event or series of events that is or are reasonably likely to have a Material Adverse Effect, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (iii) issuance of capital stock (other than pursuant to (1) the exercise of options, warrants, or convertible securities outstanding at such date or (2) employee benefit plans) or options, warrants or rights to acquire capital stock (other than the rights granted pursuant to employee benefit plans) other than the Securities, (iv) material loss, destruction or damage to any property of the Company, whether or not insured, (v) acceleration of any indebtedness for borrowed money or the refunding of any such indebtedness, (vi) labor trouble involving the Company or any material change in its personnel or the terms and conditions of employment, (vii) waiver of any valuable right in favor of the Company, (viii) loan or extension of credit by the Company to any officer of the Company or to any employee of the Company in an amount in excess of $25,000, (ix) acquisition or disposition of any material assets (or any contract or arrangement therefore) or any other material transaction by the Company, or (x) any material change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP.

3.7. Compliance with Law

(a) Except as disclosed in its Exchange Act reports and the SEC Disclosure, since December 31, 2012, the Company has not been in violation of any federal, state or local laws, ordinances, governmental rules or regulations to which it is subject, except where such event would not be reasonably likely to have a Material Adverse Effect, and the Company has received no complaints from any federal state or local agency or regulatory body alleging material violations of any such laws and regulations.

(b) The Company has all material licenses, permits, franchises or other governmental authorizations necessary for the ownership of its property and to the conduct of its business in the manner described in the SEC Disclosure.  Except as disclosed in its Exchange Act reports and the SEC Disclosure, the Company has not been denied any application for any such material licenses, permits, franchises or other governmental authorizations necessary to its business.  There has not been, and there is no proceeding pending, served or, to the Company’s knowledge, threatened, to suspend, revoke or limit any such licenses, permits, franchises or other governmental authorizations and, to the Company’s knowledge, there is no circumstance that exists which with notice or the passage of time or both, will result in such revocation, suspension or limitation where such revocation, suspension or limitation would be reasonably likely to have a Material Adverse Effect.

(c) The Company is in material compliance with all provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and all provisions of the NASDAQ Stock Market, in each case as to which the Company is required to be in compliance.

3.8. Litigation

Except as disclosed in its Exchange Act reports and the SEC Disclosure, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its properties, assets or business or any of its directors, trustees, officers or employees in such capacity, except where such event would not be reasonably likely to have a Material Adverse Effect.  Except as disclosed in its Exchange Act reports and the SEC Disclosure, the Company is not subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, or local), except where such event would not be reasonably likely to have a Material Adverse Effect.

3.9. Absence of Undisclosed Liabilities

Except as disclosed in its Exchange Act reports and the SEC Disclosure and as contemplated in this Agreement, since December 31, 2012, the Company has not incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company taken as a whole, and there has not been any change in the capital stock of the Company, except for filing of the Certificate of Designations and the issuance of shares of Series E Preferred Stock in accordance with the terms thereof, or increase in the short-term or long-term debt of the Company taken as a whole.

3.10. Employees

(a) The Company is not engaged in any unfair labor practice or discriminatory employment practice and no complaint of any such practice against the Company has been filed or, to the Company’s knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the Company’s knowledge, threatened to be filed, against the Company by any employee pursuant to any collective bargaining or other employment agreement to which the Company is a party or is bound which, in any such case, would be reasonably likely to have a Material Adverse Effect.

(b) There are no pending or, to the Company’s knowledge, threatened strikes, lockouts, picketing, slow downs, work stoppages or union organization activities with respect to the Company.

3.11. Tax Matters

The Company has duly filed (except in cases where valid extensions have been obtained) all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.  No material tax deficiency has been determined adversely to the Company.  The Company is not currently subject to a federal or state tax audit of any kind.

3.12. Intellectual Property

(a) To the Company’s knowledge, the Company owns all right, title and interest in and to, or has a valid and enforceable license to use all the Intellectual Property necessary to the conduct of its business as now conducted, except where the failure to own or license such Intellectual Property would not be reasonably likely to have a Material Adverse Effect.  The Company is not in breach of any license agreement concerning the Company’s Intellectual Property, except for breaches that could not be material to the Company taken as a whole.  Except as disclosed in the SEC Disclosure, to the knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property by any third party, except for conflicts or infringements that could not be material to the Company taken as a whole.  To the knowledge of the Company, the conduct of the business of the Company as currently conducted does not conflict with or infringe any proprietary right of any third party, except for conflicts or infringements that could not be material to the Company taken as a whole.  There is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company:  (i) alleging any such conflict or infringement with any third party’s proprietary rights or (ii) challenging the Company’s ownership or use of, or the validity or enforceability of any Intellectual Property.

(b) To the Company’s knowledge:  (i) no trade secret of the Company has been used, disclosed or appropriated to the detriment of the Company or for the benefit of any Person other than the Company; and (ii) no employee, independent contractor or agent of the Company has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Company, except in the cases of clauses (i) and (ii) as could not be material to the Company taken as a whole.  All employees of the Company have executed agreements acknowledging their obligation to assign all inventions made in the course of their employment to the Company.

3.13. Transactions with Related Parties

The Company is not a party to any agreement with any of the Company’s directors, officers or stockholders or any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person); (ii) licenses technology (either to or from such Person); (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person; (iv) purchases products from such Person; or (v) has borrowed money from or lent money to such Person.  Except with respect to employment and consulting arrangements that do not require disclosure under the Exchange Act, the Company does not employ as an employee or engage as a consultant any family member of any of the Company’s directors, officers or Affiliates.  Except to the extent otherwise provided in this Agreement and except as disclosed in Schedules 13G filed with the SEC, to the knowledge of the Company there exist no agreements among stockholders of the Company to act in concert with respect to the voting or holding of the Company’s securities.

3.14. Brokerage

There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company, and the Company agrees to indemnify and hold the Investor harmless against any costs or damages incurred as a result of any such claim.

3.15. Illegal or Unauthorized Payments; Political Contributions

Neither the Company nor, to its knowledge, any of its officers, directors, employees, agents or other representatives of the Company or any other business entity or enterprise with which the Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

3.16. NASDAQ Compliance

The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on The NASDAQ Global Market (the “NASDAQ Stock Market”).  To the knowledge of the Company, it is not in violation of the listing requirements of the NASDAQ Stock Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock.  To the knowledge of the Company, the issuance by the Company of any of the Common Stock, the Preferred Stock, the Warrants, the Underlying Shares or the Warrant Shares, assuming that Stockholder Approval has been obtained, shall not have the effect of delisting or suspending the Common Stock from the NASDAQ Stock Market.

3.17. Private Offering

Neither the Company nor to the Company’s knowledge, anyone acting on its behalf has sold or has offered any of the Securities for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Investor.  Neither the Company nor anyone acting on its behalf shall offer the Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of such Securities within the provisions of Section 5 of the Securities Act.  Based upon the representations of the Investor set forth in SectionSECTION 4, the offer, issuance and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3.18. Independent Nature of Investor

The Company acknowledges that the obligations of the Investor under this Agreement are several and not joint with the obligations of MTIA under the License Agreement or the MTIA Securities Purchase Agreement, and the Investor shall not be responsible in any way for the performance of the obligations of MTIA under the License Agreement and the MTIA Securities Purchase Agreement and the Company shall not be excused from performance of its obligations to the Investor under this Agreement as a result of nonperformance or breach by MTIA under the License Agreement and the MTIA Securities Purchase Agreement.  The Company acknowledges that nothing contained in this Agreement and any related agreement, and no action taken by the Investor pursuant hereto or thereto, shall be deemed to constitute a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and the Company are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any related agreement. The Company acknowledges that the Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or any related agreement.

3.19. No Integrated Offering

The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of any of the Securities in a manner that would require the registration under the Securities Act of the sale of any of the Securities.

3.20. MTIA Agreements

On or before the date of this Agreement, the Company has entered into the License Agreement and the MTIA Securities Purchase Agreement with MTIA.

SECTION 4.	REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company as of the date of this Agreement (or, if made as of a specified date, as of such date) that:

(a) It is acquiring the Securities for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Securities, but subject, nevertheless, to any requirement of law that the disposition of the Investor’s property shall at all times be within the Investor’s control, and without prejudice to the Investor’s right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

(b) It has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

(c) It is a validly existing partnership, limited liability company, trust or corporation, as the case may be, duly organized under the laws of its jurisdiction of organization or formation.

(d) It has taken all action necessary for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder, and, upon execution and delivery by the Company, this Agreement shall constitute the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity.

(e) There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Investor and the Investor agrees to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

(f) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time.  It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Securities contemplated hereby.  It is a “qualified institutional buyer” within the meaning of Rule 144A(a) of the Securities Act or an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

(g) Except such consents, approvals and filings, the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the ability of the Investor to consummate the transactions contemplated by this Agreement, the execution and delivery by it of this Agreement and the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby do not require the Investor to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any Governmental Authority or judicial authority.

(h) The execution and delivery of this Agreement by the Investor do not, and the fulfillment of the terms hereof and thereof by the Investor will not, (i) violate or conflict with its partnership agreement, trust agreement, the articles of incorporation, other constitutive documents or by-laws (or other similar applicable documents) of the Investor, as applicable; (ii) result in a breach of any of the terms, conditions or provisions of, or constitute a default (with or without the giving of notice or the passage of time (or both)) under, or result in the modification of, or permit the acceleration of rights under or termination of, any material contract to which the Investor is a party or (iii) violate any law, ordinance, standard, judgment, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Investor or over its properties or businesses; except, in the cases of clauses (ii) and (iii) where such event would not be reasonably likely to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated by this Agreement.

(i) The Investor understands that the Securities are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act or an exemption therefrom.  The Investor further understands that a legend may be affixed to the certificates evidencing the Securities setting forth the fact that such Securities are “restricted securities” under the Securities Act.

SECTION 5.	ADDITIONAL AGREEMENTS OF THE PARTIES

5.1. Further Assurances

The Company and the Investor shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

5.2. Investor Designee

Following the sale of the Securities hereunder, if the Investor owns (within the meaning of Rule 13d-3 under the Exchange Act and giving effect to the conversion and exchange of all outstanding convertible and exchangeable preferred stock, including all accrued and unpaid dividends (whether or not declared) thereon, into Common Stock at the then applicable exchange rate (whether or not then exchangeable)) at least 10% of the shares of Common Stock (the “Retained Shares”), subject to applicable law and the rules and regulations of the SEC and the NASDAQ Stock Market (including those relating to director independence), at the request of the Investor, the Company will nominate and use its reasonable best efforts to cause to be elected and cause to remain as a director on the Board until the 2014 annual meeting of stockholders one individual designated by the Investor (the “Investor Designee”).  In addition, the Company will nominate, and solicit for the election of in the same manner as the other individuals up for election, the Investor Designee (subject to such Investor Designee continuing to meet the Nomination Policy (as defined below)) for election by the stockholders at the 2014 annual meeting of the stockholders of the Company; provided, that, the Investor owns the Retained Shares at such time.  After the 2014 annual meeting of stockholders, the Company shall have no obligations with respect to the nomination or election of the Investor Designee.  The qualifications of each Investor Designee shall be evaluated, based upon the Company’s policies regarding criteria for nomination to the Board of Directors and procedures for nomination of directors by stockholders as in effect on the date hereof (collectively, the “Nomination Policy”).  The Board of Directors of the Company shall complete its evaluation of each Investor Designee within a reasonable timeframe of such Investor Designee being submitted by the Investor to the Board of Directors of the Company, but in any event within a period of three weeks from the date the qualifications are presented to the Board of Directors of the Company (assuming the Investor Designee‘s availability and cooperation during such three week period).  The Company agrees that it will evaluate the qualifications of any potential Investor Designee in good faith based upon such Nomination Policy.  Upon approval, the Investor Designee will be appointed to the Board of Directors immediately and will receive notice of, and the right to participate in all Board meetings and the meetings of any committee or subcommittee to which the Investor Designee is appointed.

5.3. Standstill

The Company agrees not to enter into any equity or debt financing (except as contemplated hereunder) or agreement relating to business development until the later of: (i) the date 45 days following the Closing Date, and (ii) the date of the election of the Investor Designee to the Board of Directors of the Company; provided, however, notwithstanding anything to the contrary set forth in this Agreement, the Board of Directors of the Company shall be permitted to take any action if the Company Board determines in good faith, after consultation with its financial and legal advisors, that failure to take such action could reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law.

5.4. Withdrawal of Registration Statement on Form S-1.

No later than five Business Days following the completion of the Closing (including receipt of the Purchase Price), the Company shall take such reasonable steps as are necessary and appropriate to promptly withdrawal the Registration Statement on Form S-1 that was filed by the Company with the SEC on December 2, 2013.

5.5. Subscription Right

(a) If at any time after the Closing Date, the Company determines to issue debt or equity securities of any kind (for these purposes, the term “equity securities” shall include, without limitation, Common Stock, warrants, options or other rights to acquire equity securities convertible or exchangeable into equity securities) of the Company (other than: (i) the issuance of equity securities to employees, officers or directors of, or consultants or advisors to the Company pursuant to any benefit plan approved by the Board; (ii) any equity securities issued as consideration in connection with an acquisition, merger, consolidation, restructuring, reorganization, or other change in capitalization by the company provided such transaction has been approved by the Board; (iii) any equity security issued in connection with a collaboration, disposition or acquisition or assets, product promotion, marketing, manufacturing or supply, and/or research and development, including without limitation pursuant to a license agreement, purchase agreement, (co-)promotion agreement, manufacturing agreement, collaboration or other similar agreement related thereto; or (iv) shares of Common Stock and other securities issued or issuable upon conversion or exchange of all series of preferred stock outstanding as of the date hereof) then, for so long as the Investor owns (within the meaning of Rule 13d-3 under the Exchange Act and giving effect to the conversion and exchange of all outstanding convertible and exchangeable preferred stock, including all accrued and unpaid dividends (whether or not declared) thereon, into Common Stock at the then applicable exchange rate (whether or not then exchangeable)) at least 10% of the shares of Common Stock, the Company shall:

(1)           give written notice to the Investor setting forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the “Proposed Securities”), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (B) the price and other terms of the proposed sale of such securities; (C) the amount of such Proposed Securities; and (D) such other information as the Investor may reasonably request in order to evaluate the proposed issuance; and

(2)           subject to applicable law and the rules and regulations of the SEC and the NASDAQ Stock Market, offer to issue to the Investor upon the terms described in the notice delivered pursuant to Section 5.5(a)(1) above, a portion of the Proposed Securities equal to (i) the percentage of the Common Stock Owned by the Investor immediately prior to the issuance of the equity securities relative to the total number of shares of Common Stock outstanding immediately prior to the issuance of the equity securities, multiplied by (ii) the total number of Proposed Securities.  Notwithstanding the foregoing, the Company shall not be required to offer or sell such Proposed Securities to the Investor if it would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

(b) The Investor must give notice of its intent to exercise its purchase rights hereunder within ten (10) Business Days after receipt of such notice from the Company.  To the extent that the Company offers two or more securities in units, the Investor must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

(c) Upon the expiration of the offering period described above, the Company will be free to sell such Proposed Securities that the Investor has not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Investor.

(d) The subscription rights established by this Section 5.5 shall not apply to, and shall terminate upon a consolidation, merger, restructuring, reorganization, recapitalization or other form of acquisition of or by the Company that results in a change of control.

5.6. Stockholder Meeting; Preparation of Proxy Statement.

(a) At the reasonable request of the Investor following January 1, 2014, the Company shall prepare and file with the SEC a proxy statement, disclosing the transactions and terms contemplated hereby and seeking Stockholder Approval (the “Proxy Statement”), as promptly as reasonably practicable, and in any event by no later than 30 Business Days following the request.  The Investor and the Company shall cooperate in the preparation and filing of the Proxy Statement to the extent related to the transactions contemplated hereby.  The Company will advise the Investor promptly after it receives any oral or written request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information insofar as any such request for amendment, comment, response or request for additional information relates to the transactions contemplated hereby and will promptly provide the Investor with copies of any written communication from the SEC or any state securities commission.  The Company shall give the Investor and its counsel a reasonable opportunity to review and comment on the Proxy Statement, any amendments thereto and any responses of the Company in response to any request or comment of the SEC, in each case, to the extent related to the transactions contemplated hereby, and shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the Investor and its counsel. The Company shall cause the Proxy Statement to be mailed to the Stockholders as promptly as reasonably practicable after it has been cleared by the SEC.

(b) As promptly as reasonably practicable, but in any event no later than three Business Days after the Proxy Statement is definitive, the Company shall duly call, give notice to stockholders of, convene and hold the Stockholder Meeting, which shall be held no later than 45 Business Days following the giving of such notice.  The Company shall (i) solicit the Stockholder Approval and (ii) include in the Proxy Statement the Board’s recommendation to the Stockholders that they approve the transactions contemplated hereby, and include therein disclosure regarding the approval of the Board.

5.7. Use of Proceeds

The proceeds received by the Company from the issuance and sale of the Securities shall be used by the Company for working capital and other general corporate purposes.

5.8. Registration Rights - Company Registration

(a) If the Company proposes to register (including, for this purpose, a registration effected by the Company for any other stockholders) any of its securities under the Securities Act (other than in an Excluded Registration), the Company shall, at such time, promptly give the Investor notice of such registration.  Upon the request of the Investor given within ten (10) Business Days after such notice is given by the Company, the Company shall, subject to the provisions of this Section 5.8, cause to be registered all of the Registrable Securities that the Investor has requested to be included in such registration.

(b) If the Company proposes to sell securities that have already been registered “off the shelf” by means of a prospectus supplement, the Company shall, at such time, promptly give the Investor notice of such contemplated offering.  Upon the request of the Investor given within ten (10) Business Days after such notice is given by the Company, the Company shall, subject to the provisions of this Section 5.8, include in such offering all of the Registrable Securities that the Investor has requested to be included in such offering.

(c) The Company shall have the right to terminate or withdraw any registration or offering initiated by it under this Section 5.8 before the effective date of such registration or pricing of such offering, as applicable, whether or not the Investor has elected to include Registrable Securities in such registration or offering.

(d) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to this Section 5.8, the Company shall not be required to include any of the Investors’ Registrable Securities in such underwriting unless the Investor accepts the terms of the underwriting as agreed upon between the Company and its underwriter(s), and then only in such quantity, if any, as the underwriter(s) in their/its sole discretion determine(s) will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriter(s) in their/its reasonable discretion determine(s) is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, if any, which the underwriter(s) and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriter(s) determine(s) that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among all stockholders of the Company requesting registration in proportion, as nearly as practicable, to the number of shares of common stock owned by each selling stockholders or in such other proportions as shall mutually be agreed to by all such selling stockholders. For purposes of the provision in this Section 5.8(d) concerning apportionment, for any selling stockholder that is a partnership, limited liability company or corporation, the partners, members, retired partners, retired members, stockholders and Affiliates of such selling stockholder, or the estates and immediate family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling stockholder”, and any pro rata reduction with respect to such “selling stockholder” shall be based upon the aggregate number of registrable shares of common stock (or equivalents) owned by all Persons included in such “selling stockholder”, as defined in this sentence.

(e) Whenever required under this Section 5.8 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(1)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the holder of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Investor refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to an additional one hundred and twenty (120) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(2)           prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to keep such registration statement effective for the period specified in clause (e)(1) above and to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(3)           furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate their disposition of their Registrable Securities;

(f) Whenever required under this Section 5.8 to effect the registration of any It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5.8 with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Investor’s Registrable Securities.

(g) All expenses (other than all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for the Investor) incurred in connection with registrations, filings, or qualifications pursuant to Section 5.8, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling stockholders selected by the initiating stockholder, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 5.8 if the registration request is subsequently withdrawn at the request of the stockholders holding at least a majority of the registrable shares of Common Stock held by all stockholders (in which case all selling stockholders shall bear such expenses pro rata based upon the number of registrable shares of Common Stock that were to be included in the withdrawn registration).  All selling expenses (including all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities) relating to Registrable Securities registered pursuant to this Section 5.8 shall be borne and paid by the Investor.

SECTION 6.	INVESTOR’S CLOSING CONDITIONS

The Investor’s obligations to purchase the Securities at the Closing shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction (or waiver), prior thereto or concurrently therewith, of the following further conditions:

6.1. Compliance with Agreement

The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the Closing Date.

6.2. Listing of Additional Securities

In connection with the issuance of the Securities and the transactions contemplated hereby, the Company shall have submitted or shall submit on the date hereof to the NASDAQ Stock Market a “Notification Form: Listing of Additional Securities” as well as any necessary supporting documentation.

6.3. Approval of Proceedings

All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Investor and its counsel, Kleinberg, Kaplan, Wolff & Cohen, P.C.  The Investor shall have received copies of all documents or other evidence which it may reasonably request in connection with such transactions in form and substance reasonably satisfactory to the Investor including, but not limited to a copy of the executed and delivered instruction letter from the Company to its transfer agent instructing its transfer agent to deliver a stock certificate representing the shares of Common Stock to the Investor or to credit the shares of Common Stock to the Investor’s or its designee’s balance account with The Depository Trust Company through its Deposit Withdrawal At Custodian system, or to the Investor’s or its designee’s direct registration account.

6.4. MTIA

(a) The Company shall have executed the License Agreement with MTIA.

(b) The Company shall have executed the MTIA Securities Purchase Agreement with MTIA.

SECTION 7.	COMPANY CLOSING CONDITIONS

The Company’s obligation to issue and sell the Securities at the Closing shall be subject to the performance by the Investor of its agreements theretofore to be performed hereunder and to the satisfaction (or waiver), prior thereto or concurrently therewith, of the following further conditions:

7.1. Compliance with Agreement

The Investor shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by them prior to or on the Closing Date.

7.2. Approval of Proceedings

All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Company and its special counsel, Reed Smith LLP.  The Company shall have received copies of all documents or other evidence which it may reasonably request in connection with such transactions in form and substance reasonably satisfactory to the Company.

SECTION 8.	COVENANTS

8.1. Lost, etc. Certificates Evidencing Securities

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Securities owned by the Investor, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of securities evidenced by such certificate which remain outstanding.  The Investor’s agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this Section 8.1.

8.2. Securities Law Disclosure; Publicity

The Company shall, at or prior to 8:30 a.m., Eastern Time, on the first day following the date of this Agreement on which trading occurs on the NASDAQ Stock Market, (i) issue a press release disclosing the transactions contemplated hereby.  The Company shall provide a draft of the press release to the Investor prior to its release and, to the extent deemed appropriate by the Company in its sole discretion, shall incorporate into the final press release any changes timely proposed by the Investor that are reasonable and appropriate.  No later than the fourth Business Day after the signing of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the transactions contemplated hereby, in the form required by the Exchange Act.  The Company shall file this Agreement as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 or if it so chooses, as an exhibit to the 8-K Filing.  Thereafter, the Company shall timely file any filings and notices required by the SEC or the NASD with respect to the transactions contemplated hereby.  The parties acknowledge and agree that the Company shall be able to name the Investor in any conference or presentation and to respond to questions (even in public conferences or presentation) regarding the Investor, based on information in the public domain.

SECTION 9.	LEGEND

9.1. Legend

Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

9.2. Removal

The Company agrees to reissue certificates representing any of the Shares, the Warrant Shares and the Underlying Shares, without the legend set forth above if at such time, prior to making any transfer of any such Shares, Warrant Shares or Underlying Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Shares, the Warrant Shares and the Underlying Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become and remains effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within a reasonable period of time. In the case of any proposed transfer under this Section 9.2, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, or (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 9 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Shares, the Warrant Shares or the Underlying Shares is required to be issued to Investor without a legend, in lieu of delivering physical certificates representing the Shares, the Warrant Shares or the Underlying Shares, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Company shall cause its transfer agent to electronically transmit the Shares, the Warrant Shares or the Underlying Shares to Investor by crediting the account of such Investor’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

SECTION 10.	MISCELLANEOUS

10.1. Notices

(a) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

 if to the Investor, at the address or facsimile number set forth on Exhibit A, or at such other address or facsimile number as the Investor may have furnished the Company in writing; and

 if to the Company, at:

 Echo Therapeutics, Inc.
 8 Penn Center
 1628 JFK Boulevard
 Suite 300
 Philadelphia, PA 19103
 Attn: Kimberly Burke, Esq., Senior VP and General Counsel

 or at such other address or facsimile number as it may have furnished the Investor in writing, with a copy (which shall not constitute notice) to Reed Smith LLP, Princeton Forrestal Village, 136 Main Street, Suite 250, Princeton, New Jersey 08540 (facsimile:  (609) 951-0824), Attention:  Nan Mantell, Esq.

(b) Any notice so addressed shall be deemed to be given:  if delivered by hand or facsimile, on the date of such delivery; if mailed by overnight courier, on the first Business Day following the date of such mailing; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.

10.2. Termination and Survival

Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time:

(a) by mutual consent of the Company and the Investor;

(b) by either the Company or the Investor if the Closing shall not have occurred on or prior to the date that is five (5) days from the date hereof (unless such date is extended by mutual written consent);

(c) by the Investor, for any material breach of this Agreement by the Company; provided, however, that the Investor may not terminate this Agreement pursuant to this Section 10.2(c) if it is then in material breach of the terms of this Agreement; and

(d) by the Company prior to the Closing, for any material breach of this Agreement by the Investor; provided, however, that the Company may not terminate this Agreement pursuant to this Section 10.2(d) if it is then in material breach of the terms of this Agreement.

In the event of termination pursuant to this Section 10.2, this Agreement shall become null and void and have no effect, with no liability on the part of the Company or the Investor, or their members, partners, directors, officers, agents or stockholders, with respect to this Agreement, except (a) with respect to the provisions of this Section 10, which shall survive the termination of this Agreement, and (b) with respect to any liabilities or damages incurred or suffered as a result of the willful breach by the Company or the Investor of any of their respective representations, warranties, covenants or other agreements set forth in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, nothing shall limit or prevent any Party from exercising any rights or remedies it may have under Section 10.10 in lieu of terminating this Agreement to the provisions of this Section 10.2.

10.3. Successors and Assigns

Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.  The Company may not assign its rights or obligations hereunder without the prior written consent of the Investor.  The Investor may not assign its rights or obligations hereunder without the prior written consent of the Company, except that the Investor may assign its rights and obligations hereunder to any of its members or Affiliates or Affiliates of its members; provided, that the assignee provides the Company with written representations and warranties substantially similar to those provided by Investor in this Agreement.

10.4. Severability

In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

10.5. Governing Law

Except to the extent Delaware law mandatorily applies, this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

10.6. Paragraph and Section Headings

The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

10.7. Limitation on Enforcement of Remedies

The Company hereby agrees that it will not assert against the limited partners of the Investor any claim it may have under this Agreement by reason of any failure or alleged failure by such Investor to meet its obligations hereunder.

10.8. Counterparts

This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

10.9. Entire Agreement; Amendment and Waiver

This Agreement, the schedules and exhibits attached hereto constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties.  This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investor.

10.10. Remedies

Each Party acknowledges and agrees that (a) the covenants, obligations and agreements of each Party contained in this Agreement relate to special, unique and extraordinary matters and (b) a violation of any of the covenants, obligations or agreements contained in this Agreement by a Party will cause the other Party irreparable injury for which adequate remedies are not available at law.  Therefore, the Parties agree that each Party shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the other Party from committing any violation of such covenants, obligations or agreements and to specifically enforce the terms of this Agreement, in addition to any other remedies available at law or in equity.  Furthermore, the Parties hereby waive, and shall use their commercially reasonable best efforts to cause their stockholders, members, partners, Affiliates and representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

ECHO THERAPEUTICS, INC.

By: /s/ Robert F. Doman
Name: Robert F. Doman
Title: Executive Chairman and Interim CEO

By: /s/ Kimberly Burke
Name: Kimberly Burke
Title: SVP and General Counsel

PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P.

By: /s/ Michael M. Goldberg, M.D.
Name: Michael M. Goldberg, M.D.
Title: Portfolio Manager

PLATINUM PARTNERS LIQUID OPPORTUNITY MASTER FUND L.P.

By: /s/ Michael M. Goldberg, M.D.
Name: Michael M. Goldberg, M.D.
Title: Portfolio Manager

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT

EXHIBIT A

SCHEDULE OF INVESTOR(S)

INVESTOR NAME AND ADDRESS	SHARES OF STOCK

PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P.

Attn:  Michael M. Goldberg, M.D.
Principal
Montaur Capital Partners
152 West 57th Street
4th floor c/o Platinum
New York, New York 10019
Facsimile:  212.271.7855

1,398,890 shares of Series E Preferred Stock 55,655 shares of Common Stock 145,454 total warrants Aggregate Purchase Price: $3,999,998.75
PLATINUM PARTNERS LIQUID OPPORTUNITY MASTER FUND L.P.

Attn:  Michael M. Goldberg, M.D.
Principal
Montaur Capital Partners
152 West 57th Street
4th floor c/o Platinum
New York, New York 10019
Facsimile:  212.271.7855

349,723 shares of Series E Preferred Stock 13,914 shares of Common Stock 36,363 total warrants Aggregate Purchase Price: $1,000,001.75
with a copy (which shall not constitute notice) to: KLEINBERG | KAPLAN | WOLFF | COHEN 551 Fifth Avenue, New York, NY 10176 Attn: Christopher P. Davis Facsimile: 212 986 8866

EXHIBIT B

FORM OF WARRANT AGREEMENT

EXHIBIT C

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
SERIES E CONVERTIBLE PREFERRED STOCK